Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Mary A. Chaput Chief Financial Officer (615) 665-1122

        AMERICAN HEALTHWAYS TO BROADCAST FIRST QUARTER
CONFERENCE CALL LIVE ON THE INTERNET

NASHVILLE, Tenn. (Dec. 7, 2004) – American Healthways, Inc. (NASDAQ: AMHC) today announced it will provide an online Web simulcast and rebroadcast of its first quarter fiscal 2005 earnings release conference call. The Company intends to issue its first quarter earnings release at 4:00 p.m. ET, and the call is scheduled to begin at 5:00 p.m. ET on Monday, December 20, 2004.

The live broadcast of American Healthways’ quarterly conference call will be available online at www.americanhealthways.com/Investors/Investors.asp, as well as www.streetevents.com and www.fulldisclosure.com. The online replay will be available at each location through December 27, 2004. A telephone replay of the call will also be available through December 27, 2004, at 719-457-0820, confirmation number 522652.

American Healthways is the nation’s leading and largest provider of specialized, comprehensive disease management, care enhancement and high-risk health management services proven to improve the quality of health care and lower costs. As of Aug. 31, 2004, the Company had over 1.3 million lives under management nationwide. For more information, visit www.americanhealthways.com.

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